EXHIBIT 99.1

FOR IMMEDIATE RELEASE: Feb. 16, 2022

Orion Engineered Carbons Appoints Jeffrey Glajch as Chief Financial Officer

HOUSTON – Orion Engineered Carbons (NYSE: OEC), a leading global supplier of specialty and high-performance carbon black, announced today that Jeffrey Glajch has accepted the role of chief financial officer for Orion with a planned joining date of April 18, 2022.

Glajch will succeed Bob Hrivnak, who currently serves in the dual role of interim CFO and chief accounting officer. Hrivnak will continue as chief accounting officer.

Glajch has over 30 years of experience leading corporate finance and accounting control functions for both public and private companies. He joins Orion from Graham Corporation (NYSE: GHM), a leading designer and manufacturer of vacuum and heat transfer equipment for energy markets and process industries, where he has served as CFO for the past 13 years. In this role, Glajch led all aspects of finance, business development, investor relations, risk management, legal, information technology and human resources. Prior to Graham Corporation, he held senior financial roles at a number of companies.

Glajch holds an MBA from Purdue University, a master’s degree in chemical engineering from Clarkson University and a bachelor’s degree in chemistry from Carnegie-Mellon University.

"Jeff is a seasoned leader with a demonstrated track record of driving company growth and providing strong strategic financial leadership,” Corning Painter, Orion’s CEO, said. “We are excited about the experience he brings and look forward to him joining the Orion leadership team.”

Painter added, “We would also like to extend our thanks and appreciation to Bob, who as our interim CFO, has ensured a seamless transition. We look forward to Jeff and Bob working together to further strengthen our excellent finance organization.”

The company will release its full year 2021 results after the market closes on Thursday, February 17, 2022, to be followed by a conference call on Friday, February 18, 2022, at 8:30 a.m. (EST). Details for the call can be found on the company’s investor website.

About Orion Engineered Carbons

Orion Engineered Carbons (NYSE: OEC) is a leading global supplier of carbon black, a solid form of carbon produced as powder or pellets. The material is made to customers’ exacting specifications for tires, coatings, ink, batteries, plastics and numerous other specialty, high-performance applications.

Carbon black is used to tint, colorize, provide reinforcement, conduct electricity, increase durability, and add UV protection. Orion has innovation centers on three continents and 14 plants worldwide, offering the most diverse variety of production processes in the industry. The company’s corporate lineage goes back more than 160 years to Germany, where it operates the world’s longest-running carbon black plant. Orion is a leading innovator, applying a deep understanding of customers’ needs to deliver sustainable solutions. For more information, please visit orioncarbons.com.

Forward-Looking Statements

This document contains certain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements of future expectations that are based on current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement. New risk factors and uncertainties emerge from time to time and it is not possible to predict all risk factors and uncertainties, nor can we assess the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or other information, other than as required by applicable law.

Contacts:

Wendy Wilson

Orion Engineered Carbons

Head of Investor Relations

wendy.wilson@orioncarbons.com

+1 281-974-0155

William Foreman

Orion Engineered Carbons

Director of Corporate Communications and Government Affairs

william.foreman@orioncarbons.com

Direct: +1 832-445-3305

Mobile: +1 281-889-7833

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